Item 77C

EQUITY 500 INDEX PORTFOLIO

Registrant incorporates by reference Registrant's Proxy Statement dated June 2002 filed on June 28, 2002 (Accession No. 0000950130-02-004705) for Equity 500
Index Investment and Equity 500 Index Premier.

Registrant incorporates by reference Registrant's Annual Report as of December 31, 2002 which details the matters proposed to shareholders and the shareholder votes cast.